UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 20, 2014

1-12340

(Commission File Number)

KEURIG GREEN MOUNTAIN, INC.

(Exact name of registrant as specified in its charter)

Delaware	03-0339228
(Jurisdiction of Incorporation)	(IRS Employer Identification Number)

33 Coffee Lane, Waterbury, Vermont 05676

(Address of registrant’s principal executive office)

(802) 244-5621

(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) Decision to Retire and Not Stand for Re-Election of Director

On June 20, 2014, Jules del Vecchio provided notice to Keurig Green Mountain, Inc. (the “Company”) of his decision to retire and not stand for re-election to the Board of Directors of the Company (the “Board”) at the Company’s 2015 Annual Meeting of Stockholders (the “Annual Meeting”).  Mr. del Vecchio has been a valued member of the Company’s Board since 1993, and currently serves on the Audit and Finance Committee and Governance and Nominating Committee of the Board.  Mr. del Vecchio will continue to serve as a Class I director until the Annual Meeting.  Mr. del Vecchio confirmed that his decision to retire and not to stand for re-election was for personal reasons, and was not due to any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KEURIG GREEN MOUNTAIN, INC.

By:	/s/ Brian P. Kelley
Brian P. Kelley
Chief Executive Officer and President

Date: June 25, 2014

3